Exhibit 32.1
SARBANES-OXLEY SECTION 906 CERTIFICATION

In connection with the Quarterly Report of Wind Energy America Inc. (the “Company”) on Form 10-QSB for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Darrel G. Kluge, Chief Executive Officer and I, Alan L. Cross, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods reported in the Report.

Dated: May 20, 2008	/s/Darrel G. Kluge

Darrel G. Kluge

Chief Executive Officer

______/s/Alan L. Cross __________

Alan L. Cross

Chief Financial Officer